UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC. 20549

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LEXICON PHARMACEUTICALS, INC.
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LEXICON PHARMACEUTICALS TO HOST VIRTUAL ANNUAL MEETING OF STOCKHOLDERS ON APRIL 23, 2020

The Woodlands, Texas, April 7, 2020 - Lexicon Pharmaceuticals, Inc. (Nasdaq: LXRX), will host its 2020 annual meeting of stockholders in a virtual format only due to the public health impact of the coronavirus pandemic and to prioritize the health and well-being of meeting participants.

The virtual 2020 annual meeting of stockholders will be held at 8:00 a.m. CT on April 23, 2020.

Stockholders at the close of business on the record date, February 24, 2020, are entitled to attend the annual meeting. The link to the meeting will be available at www.virtualshareholdermeeting.com/LXRX2020. Shareholders must enter the 16-digit voting control number found on their proxy card, voting instruction form, notice of internet availability of proxy materials or email previously received.

Please note that the proxy card and voting instruction form included with previously-distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may be used to vote shares in connection with the annual meeting.

Whether or not shareholders plan to attend the virtual-only annual meeting, Lexicon urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

About Lexicon Pharmaceuticals

Lexicon is a fully integrated biopharmaceutical company with a mission of pioneering medicines that transform patients’ lives. Through its Genome5000™ program, Lexicon scientists studied the role and function of nearly 5,000 genes and identified more than 100 protein targets with significant therapeutic potential in a range of diseases. Through the precise targeting of these proteins, Lexicon is pioneering the discovery and development of innovative medicines to safely and effectively treat disease. In addition to its first commercial product, XERMELO, Lexicon has a pipeline of promising drug candidates in clinical and preclinical development in diabetes and metabolism, oncology and neuropathic pain. For additional information, please visit www.lexpharma.com.

Safe Harbor Statement

This press release contains “forward-looking statements,” including statements relating to Lexicon’s long-term outlook on its business, including the clinical development of, the regulatory filings for, and the potential therapeutic and commercial potential of XERMELO (telotristat ethyl), Zynquista (sotagliflozin), and LX9211. In addition, this press release also contains forward looking statements relating to Lexicon’s growth and future operating results, discovery, development and commercialization of products, strategic alliances and intellectual property, as well as other matters that are not historical facts or information. All forward-looking statements are based on management’s current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including Lexicon’s ability to meet its capital requirements, successfully commercialize XERMELO, successfully conduct preclinical and clinical development and obtain necessary regulatory approvals of telotristat ethyl, sotagliflozin, LX9211 and its other potential drug candidates on its anticipated timelines, achieve its operational objectives, obtain patent protection for its discoveries and establish strategic alliances, as well as additional factors relating to manufacturing, intellectual property rights, and the therapeutic or commercial value of its drug candidates. Any of these risks, uncertainties and other factors may cause Lexicon’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Information identifying such important factors is contained under “Risk Factors” in Lexicon’s annual report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission. Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

For Investor Inquiries:

Kimberly Lee, D.O.
Head of Investor Relations and Corporate Strategy
Lexicon Pharmaceuticals
(281) 863-3383
klee@lexpharma.com

For Media Inquiries:

Chas Schultz
Executive Director, Corporate Communications and Patient Advocacy
Lexicon Pharmaceuticals
(281) 863-3421
cschultz@lexpharma.com